Exhibit 10(u)



                              COMMERCIAL SUB-LEASE

         The Commercial Sub-Lease and Agreement made as of the ____ day of _________, 1996, between Jerry F. Wilson, John W Lowe, and Robert Lowell Burdick, (all of whom are hereinafter collectively referred to as "Landlord"), whose address is c/o Jerry F. Wilson, Route 6, Box 238, Hamilton, Alabama 35570, and Cavalier Homes of Alabama, Inc., an Alabama Corporation, (hereinafter referred to as "Tenant") whose address is P. O. Box 300, Addison, Alabama 35540.
         Whereas, Landlord has certain buildings, fixtures, equipment, and property located at or near Addison, Winston County, Alabama, wherein Landlord is the Lessee under a Lease Agreement with Option to Purchase with The Industrial Development Board of the Town of Addison; and,
         Whereas, Landlord and Tenant (who will be a sub-lessee of Landlord) wish to enter into a Commercial Sub-Lease for a period of twenty-four (24) months with an option to renew for an additional thirty-six (36) months, on the terms and conditions hereinafter set forth:


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         1.  DESCRIPTION  OF PROPERTY:  That  Landlord has and does hereby lease
(and/or sub-lease) unto the said Tenant equipment, personal property, and fixtures described in Schedule "A" attached hereto, (hereinafter referred to as "Equipment"), and does further lease (and/or sub-lease) the following described real estate, both of which are situated in or near the Town of Addison, County of Winston, and State of Alabama, (hereinafter referred to as the "Premises"):

         (See Attached Schedule "B" for description of the real estate)
         TO HAVE AND TO HOLD the Premises unto the Tenant for an original term of twenty-four (24) months commencing as stated in paragraph 3(b) herein.

     2. RENEWAL TERM. (a) (First Option To Renew). Landlord covenants and agrees that Tenant shall have the automatic option of extending this lease for thirty-six (36) months on the same terms and conditions as the original lease, except as hereinafter stated in paragraph 3.1, provided that unless Tenant fails to give Landlord thirty (30) days written notice prior to the termination of the original lease term of its intent not to renew the first option in this lease, the lease shall automatically renew, provided that at the beginning of the first option period the Tenant is not in default in the payment of rent or any other provisions in this lease.

     3. RENT. Tenant hereby covenants and agrees to pay Landlord rent for the Premises as follows:


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         (i)  Tenant  covenants  and  agrees  to pay  Landlord  as rent for said
Equipment and Premises the sum of Three Hundred Sixty Thousand and No/100 ($360,000.00) Dollars for said term. The first rental payment will be due as set forth in paragraph 3(b) and on the 6th day of each month thereafter payable in twenty-four (24) consecutive monthly installments, in advance, of rent being in the sum of Fifteen Thousand and No/100 ($15,000.00) Dollars per month.

         (b) The first rental payment due under the original term of this lease shall be due and payable as of the 6th day of September,1996.

         3.1. OPTION TO RENEW (RENT). In the event Tenant renews this lease at the end of its original term (first option to renew), Tenant covenants and agrees to pay Landlord as rent for the Equipment and Premises the sum of Eighteen Thousand and No/100 ($18,000.00) Dollars per month for the renewal term to be payable in consecutive monthly installments on the 6th day of each month, and all other terms and conditions of this lease will remain the same.


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         4. OPTION TO PURCHASE. (a) Tenant is hereby granted an exclusive option to purchase the Equipment and Premises by giving ninety (90) days prior written notice of the exercise of such option to Landlord during the original term of this lease or during any renewal thereof. (Said option to purchase the Equipment and Premises being hereinafter referred to as the "Option"). The purchase price to be paid by Tenant to Landlord at the closing in the event the Option is exercised and the sale of the Equipment and Premises is consummated pursuant thereto, shall be the sum of $2,100,000, payable in cash at the closing (the "Closing") of such sale, and shall be in addition to any rent or other sums theretofore paid or payable by Tenant to Landlord under this lease through the period ending on the date of the Closing (the "Closing Date").



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         (b) In the event Tenant gives notice to Landlord of the exercise of the
Option, Landlord agrees to use its best efforts to acquire title to the Equipment and the Premises, which shall be fee simple title in the case of the Premises, from the Industrial Development Board of the Town of Addison, including, without limitation, curing any defaults under that certain lease agreement by and between the Board and the Landlord dated as of June 1, 1984 (the "Prime Lease"), thereafter exercising its option to purchase the Equipment and the Premises under Section 9.4 of the Prime Lease and terminating the Prime Lease, and otherwise taking such actions as may be necessary to provide for the redemption of the Bond, the release of the mortgage on the Mortgaged Realty by the Trustee, and the discharge of the Indenture. Landlord shall be entitled to make its obligations to acquire such title contingent upon a contemporaneous closing of the purchase of the Equipment and Premises pursuant to the Option. In the event Landlord exercises its best efforts as aforesaid, such acquisition of title shall be a condition precedent to the enforceability against either Landlord or Tenant of the Option granted hereunder or the exercise thereof.

         (c) Tenant shall have the right, at its expense (except as provided in subsection (d) hereof), to conduct an examination of Landlord's title to the Equipment and Premises and, in the judgment of Tenant, exercised in good faith and based upon such examination, if such title is not at any time in a condition satisfactory to Tenant, Tenant shall have the right to elect not to consummate the purchase of the Equipment and the Premises by written notice given to Landlord at any time prior to the consummation of said purchase. Tenant agrees to give Landlord prompt notice in the event it obtains knowledge of any fact or matter constituting a defect in Landlord's title, and in the event the title is defective, Landlord agrees to use its best efforts to promptly correct said defect. Tenant's election not to consummate the purchase of the Equipment and the Premises as herein provided shall not affect this lease nor in any way limit or affect Tenant's right to exercise the Option at



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a later time during the term of this lease or any renewal thereof as provided in subsection (a) of this Section 4.



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         (d) The Closing of the purchase of the Equipment and Premises  provided for in this Section 4 shall take place at the end of the ninety (90) day notice period provided for herein, or at such other time as the parties may mutually agree upon in writing. Conveyance of the Premises shall be made by general warranty deed with full covenants and warranties of title, free of all encumbrances except those as may be approved in writing by Tenant, and conveyance of the Equipment shall be made by a bill of sale providing for a sale in "As Is" condition but free and clear of all liens, against payment in full in cash of the purchase price provided for herein. Possession shall be given upon delivery of the deed and bill of sale. Landlord shall furnish to Tenant, at Tenant's expense, a current, standard form title insurance binder with respect to the Premises issued by a reputable title insurance company in the amount of the purchase price. The title insurance binder shall show merchantable fee simple title to the Premises in the Landlord, free and clear of all liens, encumbrances and exceptions, except as may be otherwise approved by Tenant in writing prior to the consummation of the sale. Tenant shall bear all charges of the title company for the title premium for the issuance of the title insurance policy. Landlord further shall furnish, at Tenant's expense, such reasonable surveys of the Premises as may be reasonably requested by the Tenant.

         (e) The right to exercise the Option shall expire upon the expiration or earlier termination of the original term of this lease if not renewed, and, if renewed, upon the expiration or earlier termination of the renewal term of this lease.


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         (f) In  the  alternative  to  exercising  the  Option  provided  for in subparagraphs (a) through (e) hereof, Tenant shall have the exclusive right and option (the "Leasehold Option") herein granted by the Landlord to acquire, subject to the terms and conditions of Section 6.1 of the Prime Lease, the leasehold interest of the Landlord in the Prime Lease (including the option to purchase) on any installment payment date, as defined in the Prime Lease. To exercise the Leasehold Option, the Tenant shall give written notice of the Landlord not more than ninety (90) days nor less than forty-five (45) days prior to such installment payment date. The purchase price payable by the Tenant in the event of the exercise of the Leasehold Option, which shall be payable in cash at the Closing, shall be $2,100,000. Upon the consummation of such purchase, the Landlord will assign to Tenant all its right, title and interest in the Prime Lease, and the Tenant will assume all the obligations of Landlord under the Prime Lease that accrue after the Closing. Tenant further shall be entitled to the benefit of the title matters set forth in subparagraph (c) and
(d) hereof. In the alternative to an assignment and assumption of the Prime Lease, the Landlord and the Tenant recognize and agree that upon the purchase of the right, title, and interest of the Landlord in and to the Prime Lease pursuant to the provisions of this subparagraph, the Tenant may elect to exercise the option to purchase the Project granted in Section 9.4 of the Prime Lease.

         (g) The right to exercise the Leasehold Option shall expire upon the expiration or earlier termination of the original term of this lease if not renewed, and, if renewed, upon the expiration or earlier termination of the renewal term of this lease.
         5. TENANT'S PROPERTY. All furniture, machinery, and equipment of every kind and nature installed or placed upon the leased Premises by Tenant shall remain the property of Tenant and may be removed by Tenant at or prior to the expiration or termination of this lease agreement, provided that all terms and conditions of this lease agreement have been complied with by Tenant, and provided further, that Tenant repair any damage to the leased building caused by such removal and shall not permit any damage or weakening of the structural integrity of said building to occur by such removal.



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         Notwithstanding the foregoing, in the event that Tenant shall hereafter
make  any   structural   changes,   additions,   improvements,   alterations  or
replacements to the Premises that do not constitute furniture, fixtures, machinery or equipment, or in the event Tenant makes any substitutions or replacements of the Equipment, such structural changes, additions, improvements, alterations or replacements shall be deemed to constitute a part of the Equipment and Premises, subject to being delivered to Landlord pursuant to
Section 20 hereof or to repossession and reletting pursuant to Section 23 hereof. Tenant agrees to identify by labeling or other conspicuous means any furniture, machinery, or equipment which belongs to it and does not constitute a fixture and a part of the Equipment or Premises.

     6. LANDLORD'S LIEN. A lien is expressly reserved by Landlord and granted by Tenant, upon all equipment, building material, inventory, improvements, store fixtures, water fixtures, gas fixtures, and all other fixtures erected or put in place upon the Premises by or through Tenant or other occupants for the payment of rent and also for the satisfaction of any causes of



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actions which may accrue to the Landlord by the provisions of this lease, except as may be waived in writing by the Landlord.

     7. WAIVER OF SUBROGATION. Landlord and Tenant mutually agree to waive any right of subrogation which they may have against the other for any losses paid to them on insurance policy or policies carried on the property to the extent permitted by the terms of said policy or policies.

     8. PROOF OF PAYMENT. The burden of proof of payment of rent in case of controversy shall be upon Tenant.

     9. INTERRUPTED POSSESSION. Landlord hereby covenants that if Tenant shall keep and perform all of the covenants of this lease on the part of Tenant to be performed, Landlord will guarantee to Tenant the quite, peaceful, interrupted possession of the Premises.

         10.      Tenant hereby covenants:

         (a) USE FOR LAWFUL PURPOSES. That the Equipment and Premises and all buildings and improvements thereon shall during the term of this lease be used only and exclusively for lawful and moral purposes, and no part of the Premises or improvements thereon shall be used in any manner whatsoever for any purpose in violation of the laws of the United States, the State of Alabama, or the ordinances and laws of the City of Addison, and County of Winston;


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         (b)  O.S.H.A.,  etc.  To save  and  hold  Landlord  harmless  from  any violations on the Equipment and Premises of the laws of the United States including but not limited to requirements of Occupational Safety and Health Association, of the State of Alabama, and the ordinances and laws of the City of Addison and County of Winston;

     (c) NUISANCE. Not to create or allow any nuisance to exist on the Equipment and Premises, and to abate any nuisance that may arise promptly and free of expenses to Landlord;

         (d) Not to suffer anything to be or remain upon or about the Equipment and Premises which will invalidate any policy of insurance which Landlord may nor or hereafter have upon the building or the Equipment and Premises;

         (e) INCREASE OF INSURANCE. Not to suffer anything to remain upon or about the Equipment and Premises nor permit upon the Equipment and Premises any trade or occupation or cause to be done anything which may render an increased or extra premium payable for the insurance on the Equipment and Premises or the building thereon against fire, theft, and extended coverage unless consented to in writing by the Landlord and if so consented to, Tenant shall pay such increased or extra premium within ten (10) days after Tenant shall have been advised of the amount thereof;


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         (f) HOLD  HARMLESS.  To hold  Landlord  harmless  against all  damages, accidents and injuries to persons or property caused by or resulting from, or in connection with any equipment, power plant, machinery, elevator, elevator shaft, stairway, signs, awnings, glass, brick, and other building material, hatch, or other openings, flagpole, or any other things in or pertaining to any other parts of any building or buildings on the Premises or things in or pertaining to or upon the said buildings or Equipment and Premises during the term of this lease or while Tenant is occupying the Equipment and Premises;

         (g) INSOLVENCY OR BANKRUPTCY. That, notwithstanding any other provisions in this lease, in the event of the insolvency or bankruptcy of Tenant, or in the event of a partial or general assignment for the benefit of a creditor, at any time thereafter Landlord shall have the right to terminate the lease immediately.


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         11.  CONDITION  AT OCCUPANCY  AND REPAIRS  AND/OR  REPLACEMENT.  Tenant
acknowledges that all the Equipment, appliances, plumbing, electrical, heating and cooling apparatus, and fixtures, to be in good order by the act of occupancy and use of the Equipment and Premises, and does hereby covenant and agree that during the term of this lease the same shall be maintained and replaced if deemed necessary by Landlord and kept in good order and condition, at Tenant's expense, and, at the expiration of this lease, to make good all damages to same, if deemed necessary by the Landlord, either during the term of this lease or at the expiration thereof. Tenant further agrees, that in the event it deems a piece of Equipment owned by Landlord to be worn out or obsolete for its manufacturing purposes, it will replace the worn out Equipment or substitute new modern Equipment at its sole expense and the new or replacement Equipment will immediately become the property of the Landlord.

         12. REPAIRS AND MAINTENANCE. In addition to those provisions in paragraph 11 herein, Tenant further agrees that it shall be responsible for all repairs and replacement to the Equipment, buildings, parking lots, plumbing, heating and air conditioning systems, electrical, and to the Premises including but not limited to maintaining the roof on the buildings on the Premises in good order and to maintain a water tight seal and replace the roof if deemed necessary by the Landlord, and Tenant shall be responsible for any damage to the Equipment, buildings, or the Premises which may be caused by a defect in the roof.


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         13.  ENVIRONMENTAL  MATTERS AND COMPLIANCE.  (i) Tenant  represents and
warrants   that  the  Tenant's  use  of  the  Premises   will  not  violate  any
environmental laws and that no substance, chemical, material, or substance the exposure to which is prohibited, limited or regulated by any Federal, State, County, Regional, or Local Authority, or which, even if not so regulated, may pose a hazard to the health and safety to the occupants of the Premises or the owners of property adjacent thereto. Tenant further represents and warrants that there are no areas on the Premises where hazardous substances have been disposed of, or released by Tenant, and Tenant shall give Landlord immediate oral and written notice of its receipt of any notice of a violation of any law, standard or regulation covered by this paragraph.

         (ii) Tenant hereby agrees to indemnify and hold Landlord harmless from all loss, cost, damage, claim, and expense incurred by Landlord on account of the violation of any representations or warranties set forth in this paragraph, or of Tenant's failure to perform any obligations of this paragraph, or of Tenant's failure to comply fully with all environmental laws, rules, and regulations.


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         (iii)  Tenant  shall  comply with all  applicable,  present and future, local, state, and federal environmental laws and regulations. Tenant shall notify Landlord immediately if any, hazardous substance, (as defined in CERCLA) is released, discharged, or disposed of, stored, or discovered on the Premises. Tenant shall notify Landlord in writing within three (3) days after receiving written notice from any governmental authority or any individual or entity claiming violation of any environmental protection law or regulation related to the Premises, or demanding compliance within any environmental protection law or
regulation,   or  demanding   payment,   indemnity,   or  contribution  for  any
environmental damage or injury to any natural resources or the Premises.



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         (iv) At its  sole  cost  and  expense,  Tenant  shall  comply  with all
Federal, State, and Local Laws, Regulations and Orders with respect to the discharge and removal of hazardous substances or toxic waste, pay immediately when due the cost of removal of any such waste, and keep the Premises free of any lien imposed pursuant to such laws, rules, regulations, and orders. In addition, Tenant shall not install or permit to be installed in the Premises, any substance containing anything deemed hazardous by Federal, State, or Local laws, rules, regulations, or orders respecting such material. In the event Tenant fails to comply herewith, then after notice to Tenant and the expiration of the early of (a) thirty (30) days after written notice, or (b) the cure, permitted under the applicable law, rule, regulation, or order, Lessee may either declare this lease to be in default and terminate the lease or cause the Premises to be freed from the hazardous waste, and contaminates, and the cost of the removal shall be so much additional indebtedness charged to the Tenant as rent which shall become immediately due and payable without notice.

         (v) For purposes of this entire paragraph thirteen "hazardous substances" shall mean and include those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (EPA) or the list of toxic pollutants designated by Congress or the EPA or any flammable substances, explosives, radioactive materials, hazardous materials, hazardous waste, toxic substances, pollutants, pollution, or related materials which are covered by, or regulated under, any other Federal, State, or Local Statute, Law, Ordinance, Code, Rule, Regulation, Order, or Decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance, or material, as now or at any time hereafter in effect (herein collectively referred to as the "Environmental Laws").

     14. DRAINAGE. Tenant agrees to keep all ditches in good repair and maintain good drainage around the buildings and to be responsible for any surface water damage to the buildings, Equipment, parking lots, and Premises.


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     15. SEWER SYSTEM.  Tenant  expressly  agrees to accept the sewage and water systems in good order and to be responsible for any expense to maintain, repair, replace, or improve said systems.

     16. UTILITY CHARGES. Tenant agrees to pay any and all bills for its utilities, such as electricity, gas, water, telephone, and trash removal, used by Tenant during the term of this lease and Landlord shall have no obligation therefor.

         17. LIABILITY INSURANCE. That Tenant shall, during the term of this lease, keep in full force and effect a policy of public liability insurance with respect to the Equipment and Premises and the business operated thereon by Tenant, in which the limits of liability shall not be less than Two Million and No/100 ($5,000,000.00) Dollars per person and Five Million and No/100 ($2,000,000.00) Dollars for each accident or occurrence for bodily injury and the same for property damage. Should Landlord ever desire this limit increased, Tenant will pay the increased premium, and Tenant shall cause the Landlord to be a named insured on said policy "as its interest may appear" and furnish Landlord with a copy thereof and any renewals thereto.


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         18.  FIRE  INSURANCE.  Tenant  agrees  to  maintain  fire  and all risk extended coverage insurance on the ISO special forms, including earthquake coverage, on the buildings equal to one hundred (100%) percent of replacement cost, during the term of this lease, or any renewal thereof; and Tenant agrees to maintain fire, theft, and all risk extended coverage insurance as the ISO special forms, including earthquake coverage, on the Equipment in an amount equal to one hundred (100%) percent of its replacement cost, during the term of this lease. Landlord shall be the named insured on said insurance policies covering the buildings and Equipment and be provided with a copy of the policies. Tenant agrees to pay any increase in said premium after the original policy term, if any.

         19. PROPERTY TAXES. Tenant shall pay the ad valorem taxes on the real estate and Equipment listed in this lease during the lease term or any renewal thereof. And, Tenant shall pay all ad valorem taxes assessed on any equipment placed on the Premises by it and on any inventory or other items subject to said tax and shall hold the Landlord harmless therefrom.


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         20. VACATE  PREMISES AT END OF TERM. If at the expiration of this lease or any renewal thereof, the Option to purchase the Equipment and Premises herein granted to Tenant has not been exercised, Tenant agrees to deliver up to Landlord, or Landlord's agents or assigns, the Equipment and the Premises at the expiration of this lease in good order and condition, and to make good all damage to the Equipment and buildings and the Premises, ordinary wear and tear excepted. The said delivery to be made on the day immediately following the last day of this lease or any renewal thereof, and in the event of failure of Tenant to deliver the Equipment and Premises on the termination of this lease or any renewal thereof, Landlord may hold Tenant for any damages that Landlord may have sustained due to the failure of Tenant to make delivery of the Equipment and the Premises, until all the Equipment and Premises, with the keys to same, cleared of all persons and property not belonging to same, be returned to Landlord, or Landlord's successors or assigns. No demand or notice of such delivery shall be necessary.



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         21. INSPECTION AND RIGHT TO REPAIR.  Landlord reserves the right during the term of this lease or any renewal to enter the Premises at reasonable hours to show the same to other persons who may be interested in renting or buying the property, and for the purposes of inspecting the Equipment and Premises, in order to request Tenant to make such repairs as the Landlord may deem necessary for the protection and preservation of the Equipment and Premises and the buildings thereon; but Landlord is not bound to inspect or make any repairs whatever, not to be held liable for any damages in consequences of the stoppage of water, sewer, gas or drain pipes by reason of freezing or any other cause of obstructions, nor for any other defects about the Equipment and Premises and the
buildings  thereon,   Tenant  having  examined  the  same  and  being  satisfied therewith, but should such obstruction, freezing, stoppages, or other defects about the Premises and the buildings thereon occur during the term of this lease or any renewal, or while Tenant is occupying the Premises, then Tenant shall remedy the same promptly at Tenant's expense unless Landlord by written agreement undertakes to do the same.



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         22. DESTRUCTION OF BUILDING.  In the event of the total destruction of, or partial damage to, the buildings upon the demised Premises by fire or other casualty, Landlord shall proceed with due diligence and dispatch to repair and restore the buildings to the conditions to which they existed immediately prior to the occurrence of such casualty, at Landlord's cost and expense, provided such cost does not exceed the proceeds of insurance collected on the buildings, by reason of such casualty, the application of which insurance proceeds are not prohibited, by reason of any mortgage provision, from being used toward the cost of restoration and repairing the same; provided, further, that if the unexpired portion of the term of this lease or any extension thereof shall be one (1) year or less on the date of such casualty or the cost of repair or restoration, as estimated by two or more contractors, exceeds the replacement value of the Equipment and buildings immediately prior to the occurrence of such casualty, then Landlord may by written notice to the Tenant, within sixty (60) days after the occurrence of such casualty, terminate this lease. If the insurance proceeds are insufficient to effect such restoration or repairs, Landlord at its option may cancel this lease by written notice to Tenant within sixty (60) days after the occurrence of such casualty.

         In the event the repairing and restoring of the buildings cannot be completed within six (6) months after the date of occurrence of such casualty, as estimated by two or more reputable contractors, the Tenant shall have the right to terminate this lease upon giving written notice to Landlord within thirty (30) days from the date of occurrence of said casualty. From the date of such damage or destruction until said buildings have been substantially repaired or restored, an equitable abatement of rent shall be allowed the Tenant.

         23. DEFAULT.  If Tenant fails to pay any installment of rent within ten
(10) days of the date it is due, Landlord may, after notifying Tenant in writing of such default in the payment of rent (unless within five (5) days after receipt of such notice Tenant cures such default) declare the lease and any renewal thereof cancelled and terminated. If Tenant defaults in the payment of any moneys required herein to be paid by Tenant other than rent, or in the performance of any Tenant's other obligations hereunder, Landlord may, after once notifying Tenant in writing of such default (unless within thirty (30) days after such notice Tenant cures such default if the same involves the payment of money other than rent required herein to be paid by Tenant, or in the case of default other than in the payment of money. Tenant commences and diligently prosecutes the curing of such default) declare the lease and any renewal thereof cancelled and terminated and the remainder of the rent due under the lease shall be due and payable immediately. If the lease shall terminate as aforesaid or should Landlord elect not to terminate this lease, in either event Landlord shall have the immediate right to re-enter and repossess the Equipment and Premises and the remainder of the rent due under the lease term shall be due and payable immediately. Landlord shall have the further right (but shall not be obligated to do so) to relet the Equipment and Premises and the improvements thereon, if the Landlord elects not to terminate this lease. If Landlord relets for an amount less than the rental and other charges required by this lease to be paid by Tenant, then Landlord shall notify Tenant of this deficiency each month and Tenant shall either receive credit for any amounts paid or pay the deficiency to Landlord within fifteen (15) days of receipt of such notice. No entry by Landlord under the provisions of this section shall bar the recovery of rent or damages for breach or any of the covenants, agreements or conditions on the part of the Tenant herein contained. The receipt of rent after breach or condition broken, or delay on the part of Landlord to enforce any right hereunder shall not be deemed a waiver or forfeiture of Landlord of any of the rights or remedies provided for herein. The exercise by Landlord of any right or remedy or of any alternative rights or remedies, granted herein to Landlord shall not affect or prejudice any other rights or remedies afforded Landlord by law. Any failure of Landlord promptly to exercise the rights or pursue the remedies accruing hereunder by reason of any breach or default shall not operate as a waiver but the right and remedies shall be available to Landlord at any time or times. Nothing contained in this Section 23 shall limit or affect the rights granted Landlord by Section 10(g) of this lease.

     24. WAIVER OF TERMINATION NOTICE. Both Landlord and Tenant waive notice of the termination of this lease at the end of the lease period specified or any renewal thereof.

     25. WAIVER OF BREACH. It is hereby covenanted and agreed that no waiver of a breach of any of the covenants of this lease shall not be construed to be a waiver of any succeeding breach of the same or any other covenant.

         26. SUCCESSORS AND ASSIGNS. It is hereby covenanted and agreed between the parties hereto that all covenants, conditions, agreements, and undertakings, contained in this lease or any renewal thereof shall extend to and be binding on the respective heirs, executors, administrators, successors and assigns of the respective parties hereto.

         27. BUSINESS ON PREMISES. Unless written consent is otherwise given by Landlord, the business to be conducted on the Premises throughout the full term of this lease is the manufacture of mobile homes and manufactured housing and at no time will the premises be unoccupied or vacant as that term is defined in Landlord's fire insurance policies.

     28. ASSIGNMENT. Tenant shall not have the right to assign the lease or sub-let all or a portion of the Premises and Equipment without the prior written consent of Landlord which shall not be unreasonably withheld.

         29. EMINENT DOMAIN. If at any time during the term of this lease or any renewal thereof, the entire Premises or such portion thereof as shall make the Premises unusable for Tenant's business, shall be taken or appropriated by virtue of eminent domain or other similar proceedings, or be condemned for any public or quasi public use, Tenant shall have the right and privilege of terminating the lease, by written notice to Landlord within thirty (30) days after such condemnation or appropriation. All rents and other charges and payments provided for herein shall be permanently abated from the time of such taking, appropriation, or injury resulting in the termination of this lease. It is understood and agreed that in the event of such termination, Landlord and Tenant will prosecute at their option their respective claims against the public or private body, herein designated as the taking authority, on the account of any taking, appropriation, or injury of or to the Premises, and neither party hereto shall be liable to the other for any recovery to be obtained or recovered from the taking authority.

         30. ATTORNEY FEES. Tenant agrees to pay all costs of collection, including a twenty-five (25%) percent attorney's fees, if all or any part of the rent reserved herein is collected after maturity with the aid of any attorney; also to pay reasonable attorney's fees in the event it becomes necessary for the Landlord to employ an attorney to force Tenant to comply with any of the covenants, obligations, or conditions imposed by this lease or any renewal thereof.

     31. LAW GOVERNING. This lease has been entered into under the laws of the State of Alabama and the rights and obligations of the parties hereunder shall be governed and determined according to such laws.

     32. ENTIRE AGREEMENT. This lease contains the entire agreement between the parties with respect to the Equipment and Premises and cannot be changed unless such change, modification, or amendment is in writing and executed by all parties to this lease.

     33. COUNTERPARTS. This lease may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     34. NOTICE. Any notice provided to be given by the parties hereto shall be in writing, each to the other, as the case may be, and mailed by Certified United States Mail, postage prepaid, and directed to Landlord at Route 6, Box 238, Hamilton, Alabama 35570, and to Tenant at P. O. Box 300, Addison, Alabama 35540, or by delivery of any such written notice to the other.

     35. HEADINGS. Headings of sections and subsections have been inserted in this agreement as a matter of convenience and it is agreed that such headings are not a part of this agreement and will not be used in the interpretation of any provision hereof.

         IN TESTIMONY WHEREOF, the above named Landlord and Tenant have executed this and two other original instruments of identical tenor and date, on the day and year set forth in the first paragraph of this lease.


                                    LANDLORD:
_________________________  _____________________________(L.S.)
Witness                                     Jerry F. Wilson

_________________________  _____________________________(L.S.)
Witness                                     John W Lowe

_________________________  _____________________________(L.S.)
Witness                                     Robert Lowell Burdick

                                     TENANT:

ATTEST:                                     CAVALIER HOMES OF ALABAMA, INC.,

_________________________  By____________________________(L.S.)
David Roberson, Secretary           James Caldwell, President